Exhibit 3.2

B Y L A W S

OF

UNIONBANCAL CORPORATION

(a Delaware corporation)

ARTICLE 1

Meeting of Stockholders

1.1 Place of Meeting. Meetings of stockholders may be held at such place, either within or without of the State of Delaware, as may be designated by or in the manner provided in these Bylaws, or, if not so designated, at the registered office of the Corporation or the principal executive offices of the Corporation.

1.2 Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect by a plurality vote a Board of Directors. The stockholders shall also transact such other business as may properly be brought before the meetings.

To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the President and Chief Executive Officer, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the President and Chief Executive Officer, or (c) otherwise properly brought before the meeting by a stockholder of record. A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the Corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation not less than one hundred twenty (120) calendar days in advance of the date the Corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Secretary of the Corporation not later than the close of business on the later of (1) one hundred twenty (120) days prior to such annual meeting; or (2) seven (7) days after the day on which public announcement of the date of such meeting is first made. For the purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the stockholder and such beneficial owner, and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of the Board of Directors of the Corporation (or such other person presiding at the meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

1.3 Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President and Chief Executive Officer, or the holders of shares representing a majority of the votes entitled to be cast at the meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the Chairman of the Board of Directors or the President and Chief Executive Officer, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors or the President and Chief Executive Officer, and the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 1.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors, the Chairman of the Board of Directors or the President and Chief Executive Officer may be held.

1.4 Notice of Meetings. Notice of stockholders’ meetings, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting.

When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

1.5 List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.6 Quorum and Adjournments. Except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

1.7 Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

1.8 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, rule or regulation (including applicable stock exchange rules) or of the Certificate of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

1.9 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

1.10 Proxies. To the extent permitted by law, any stockholder of record may appoint a person or persons to act as the stockholder’s proxy or proxies at any meeting of the stockholders for the purpose of representing and voting the stockholder’s shares. The stockholder may make this appointment by any means the General Corporation Law of the State of Delaware specifically authorizes. Prior to any vote, and subject to any contract rights of the proxy holder, the stockholder may revoke the proxy appointment either directly or by the creation of a new appointment, which will automatically revoke the former one. The inspector or inspectors of elections appointed for the meeting may establish requirements concerning such proxy appointments or revocations that the inspector considers necessary or appropriate to assure the integrity of the vote and to comply with law.

1.11 Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

1.12 Action Without a Meeting. Unless otherwise specified in the Certificate of Incorporation, an action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to the extent required by applicable law.

Any stockholder giving a written consent, or the stockholder’s proxyholders, or a transferee of the shares (who pursuant to the terms of the instrument or agreement of transfer is empowered to vote the shares) or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

ARTICLE 2

Directors

2.1 Number, Election, Tenure and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be not less than one (1) nor more than thirty (30). Within such limit, the number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors or by the stockholders. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term expires. An amendment to this Section 2.1 of the Bylaws changing the number of directors which shall constitute the whole Board of Directors shall require the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

At each annual meeting of the stockholders, the directors shall be elected, except as otherwise provided in Section 2.2 of this Article, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors at the annual meeting. Notice of intention to make any nominations by a stockholder shall be made in writing and shall be delivered or mailed to and received by the Secretary of the Corporation not less than one hundred twenty (120) calendar days in advance of the date the Corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Secretary of the Corporation not later than the close of business on the later of (1) one hundred and twenty (120) days prior to such annual meeting; or (2) seven (7) days after the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of stockholder’s notice as described above. Such notification shall contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying stockholder and the beneficial owner, if any, on whose behalf the nomination is made; and (e) the number of shares of capital stock of the Corporation owned beneficially and of record by the notifying stockholder and such beneficial owner. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded and upon the chairman’s instructions, the inspectors of election can disregard all votes cast for each such nominee.

2.2 Vacancies. A vacancy or vacancies on the Board of Directors shall exist on the death, resignation, or removal of any director, or if the number of directors is increased or the stockholders fail to elect the full number of directors. Except as provided in the Certificate of Incorporation, vacancies on the Board of Directors may be filled by a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director elected in this manner shall hold office until his or her successor is elected at an annual or special stockholders’ meeting. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or these Bylaws, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.3 Resignation and Removal. Any director may resign at any time upon written notice to the Corporation at its principal place of business or to the Chairman of the Board of

Directors, the Deputy Chairman, the President and Chief Executive Officer, the Secretary or the Board of Directors. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the Certificate of Incorporation.

2.4 Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

2.5 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

2.6 Annual Meetings. The annual meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board of Directors, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

2.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination.

2.8 Special Meetings. Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board of Directors, the Deputy Chairman, or the President and Chief Executive Officer, or the Secretary, or any two directors or by one director in the event that there is only one director in office.

Special meetings of the Board of Directors shall be held upon four days notice by mail or twenty-four (24) hours notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means.

2.9 Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, a majority of directors then in office, but in no event less than one third of the entire Board of Directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. For purposes of this Section 2.9, the term “entire” shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and the Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

2.10 Action Without Meeting. The Board of Directors may take any action without a meeting that may be required or permitted to be taken by the Board at a meeting, if all members of the Board individually or collectively consent in writing or by electronic transmission to the action. The written consent or consents or a written copy of the electronic transmission or transmissions shall be filed in the minutes of the proceedings of the Board of Directors. Such action by written consent or electronic transmission shall have the same effect as a unanimous vote of directors.

2.11 Participation in Meetings by Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.12 Executive Committee. There shall be an executive committee composed of the chairman of the board, the president, the deputy chairman and not less than four (4) other directors who shall be appointed by the Board of Directors to serve during its pleasure. Subject at all times to the control of the Board of Directors, the committee shall have and may exercise all the powers of the Board of Directors, subject to the limitations in Section 2.13 below and provided that the Executive Committee shall not have the authority to do any of the following:

(a) The approval of any action for which stockholder approval or approval of outstanding shares is also required.

(b) The filling of vacancies on the Board of Directors or on any committee.

(c) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(d) The amendment or repeal of these Bylaws or the adoption of new Bylaws.

(e) The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable by the Executive Committee.

(f) Authorization or approval of distributions to the stockholders of the Corporation, except at a rate or in a periodic amount or within a price range set forth in the Restated Certificate of Incorporation or determined by the Board of Directors.

(g) The appointment of other committees of the Board of Directors or the members thereof.

The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent members at any meeting of the committee. The appointment of members or alternate members of the Executive Committee requires the vote of a majority of the authorized number of directors. The committee shall meet at such times as it or the Board of Directors may designate and shall make its own rules of procedures. A majority of its members shall constitute a quorum. The affirmative vote of the majority of its members shall be necessary for the adoption of any resolution. The committee shall keep minutes of its meetings and such minutes shall be submitted to the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered into the minutes of the Board of Directors.

2.13 Other Committees of the Board of Directors. The Board of Directors may designate one or more other committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such other committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of any such other committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such other committee, to the extent permitted by law and the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

2.14 Contents of Notice and Waiver of Notice. Neither the business to be transacted at, nor the purpose of, any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting.

ARTICLE 3

Officers

3.1 Officers Designated. The officers of the Corporation shall be a Chairman of the Board, a President and Chief Executive Officer, a Deputy Chairman, one or more Vice Chairmen of the Board, a Chief Financial Officer, a Treasurer, a general auditor, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more assistant vice presidents, a Secretary, one or more Assistant Secretaries and such other officers as the Board of Directors may by resolution create, and such officers shall have such powers and perform such duties as are prescribed in these Bylaws or as may be prescribed by the Board of Directors.

3.2 Election and Tenure. The officers of the Corporation shall be chosen by the Board of Directors at any meeting of the Board, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or his successor is elected and qualified.

3.3 Removal and Resignation. Any officer may be removed with or without cause by the Board of Directors at any time. Any officer may resign at any time by giving written notice to the Board of Directors, the President and Chief Executive Officer or the Secretary of the Corporation. An officer’s resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective.

3.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to the office.

3.5 Chairman, President and Chief Executive Officer, Deputy Chairman and Vice Chairman. The chairman of the board shall preside at all stockholders’ meetings and all meetings of the Board of Directors unless he delegates this duty to the President and Chief Executive Officer or Deputy Chairman. In the absence or disability of the chairman of the board, the following shall perform the duties and have the powers of the Chairman of the Board in the order set forth:

President and Chief Executive Officer;

Deputy Chairman;

Vice Chairmen in the order designated by the Board of Directors.

3.6 President and Chief Executive Officer. The President shall have general and active management of the business of the Corporation and shall have and may exercise any and all powers and duties pertaining by law, regulation, or practice, to the office of president or prescribed in these Bylaws. The President shall be the Chief Executive Officer.

3.7 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall perform the duties imposed upon him by these Bylaws or the Board of Directors.

3.8 Secretary. The Secretary shall keep or cause to be kept, and be available at the principal executive office or any other place that the Board of Directors specifies, a book of minutes of all directors’ and stockholders’ meetings. The minutes of each meeting shall state the time and place that it was held; whether it was regular or special; if a special meeting, how it was authorized; the notice given; and the proceedings of the meetings. A similar minute book shall be kept for each committee of the Board of Directors.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register, or duplicate share register, showing the stockholders’ names and addresses, the number of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all directors’ and stockholders’ meetings required to be given under these Bylaws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or these Bylaws.

3.9 Bond. If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the Corporation.

ARTICLE 4

Notices

4.1 Delivery of Notice, Notice by Electronic Transmission. Whenever, under the provisions of law, or of the Certificate of Incorporation or these Bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given. To the full extent permitted by the General Corporation Law of the State of Delaware, any notice given by the Corporation under any provision of law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission. Electronic notices shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder or director has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder or director. An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall be prima facie evidence of the facts stated therein.

4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing or by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Board of Directors or members of a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Restated Certificate of Incorporation or these Bylaws. All such waivers under this Section 4.2 shall be filed with the corporate records or made a part of the minutes of the meeting.

ARTICLE 5

Indemnification

5.1 Indemnification of Directors, Officers, Employees and Agents.

(a) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees and expenses) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that an officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation.

(e) Expenses incurred by an officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 5. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) The Corporation shall indemnify, to the fullest extent permitted by applicable law as such may be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a member of the Board of Directors of the Corporation, or is or was serving at the request of the Corporation as a member of the board of directors or any committee thereof of another corporation, partnership, joint venture, trust or other enterprise (any such person, for the purposes of this subsection (f), a “director”), against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that the Corporation is not authorized to provide indemnification of any director for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Section 102(b)(7) of the General Corporation Law of the State of Delaware. The Corporation shall advance expenses incurred or to be incurred in defending any such proceeding to any such director.

(1) The following procedures shall apply with respect to advancement of expenses and the right to indemnification under this subsection (f):

(i) Advancement of Expenses. All reasonable expenses incurred by or on behalf of a director in connection with any proceeding shall be advanced to the director by the Corporation within twenty days after the receipt by the Corporation of a statement or statements from the director requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred or to be incurred by the director and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the director to repay the amounts advanced if it should ultimately be determined that the director is not entitled to be indemnified against such expenses.

(ii) Written Request for Indemnification. To obtain indemnification under this subsection (f), a director shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the director and reasonably necessary to determine whether and to what extent the director is entitled to indemnification (the “Supporting Documentation”). Any claim for indemnification under this Article 5 shall be paid in full within thirty days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation unless independent legal counsel to the Corporation, acting at the request of the Board of Directors of the Corporation (or a committee of the Board designated by the Board of Directors for such purpose), shall have determined, in a written legal opinion to the Corporation without material qualification, that the director is not entitled to indemnification by reason of any of the circumstances specified in the proviso to the first sentence of this subsection (f) or in subsection (k) of this Article 5. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the director has requested indemnification and shall promptly, upon receipt of any such opinion, advise the Board of Directors in writing that such determination has been made.

Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to a director who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such director, a transaction in which the director derived an improper personal benefit or any other willful and deliberate breach in bad faith of such director’s duty to the Corporation or its stockholders.

(2) The rights to indemnification and to the advancement of expenses conferred in this subsection (f) shall be contract rights. If a claim under this subsection (f) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a director to enforce a right to indemnification hereunder (but not in a suit brought by the director to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the director has not met any applicable standard for indemnification under the applicable law then in effect. Neither the failure of the Corporation to have made payment in full of the claim for indemnification prior to the commencement of such suit, nor an actual determination by independent legal counsel to the Corporation that the director is not entitled to such indemnification, shall create a presumption that the director has not met the applicable standard of conduct or, in the case of such a suit brought by the director, be a defense to such suit. In any suit brought by the director to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director is not entitled to be indemnified, or to such advancement of expenses, under this subsection (f) or otherwise shall be on the Corporation.

(g) The indemnification provided by this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 5.

(i) For purposes of this Article 5, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existing had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 5 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j) For purposes of this Article 5, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 5.

(k) Notwithstanding anything in this Article 5 to the contrary, the Corporation shall not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by 12 C.F.R. Part 359.

(l) If any provision or provisions of this Article 5 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions (including, without limitation, each portion of this Article 5 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 6

Capital Stock

6.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by the Chairman or Vice Chairmen of the Board or the President and Chief Executive Officer or a vice president and by the Chief Financial Officer or an assistant treasurer or the Secretary or any assistant secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of any uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

6.3 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.4 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate or certificates or uncertificated stock be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates or uncertificated stock, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated stock.

6.5 Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Law of the State of Delaware or the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by written consent. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

ARTICLE 7

Certain Transactions

7.1 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because the vote or votes of such director or officer are counted for such purpose, if:

(a) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

7.2 Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE 8

Amendments

8.1 Amendments by Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

8.2 Amendments by Directors. Except as otherwise specified in the Certificate of Incorporation or these Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors.

ARTICLE 9

Emergency Provisions

9.1 Emergency Defined. “Emergency” as used in this Article 9 means disorder, disturbance or damage caused by disaster, war, enemy attack or other warlike acts which prevent conduct and management of the affairs and business of the Corporation by the Board of Directors and officers. The powers and duties conferred and imposed by this Article 9 and any resolutions adopted pursuant hereto shall be effective only during an Emergency. This Article 9 may be implemented from time to time by resolutions adopted by the Board of Directors before or during an Emergency, or during an Emergency by the Executive Committee of the Board of Directors constituted and then acting pursuant thereto. During an Emergency, the provisions of this Article 9 and any implementing resolutions shall supersede any conflicting provisions of any Article of these Bylaws or resolutions adopted pursuant hereto.

9.2 Alternate Locations. During an Emergency, the business ordinarily conducted at the principal executive office of the Corporation shall, if so permitted by applicable statutes or regulations, be relocated elsewhere in suitable quarters, as may be designated by the Board of Directors or by the Executive Committee of the Board of Directors or by such persons as are then, in accordance with these Bylaws or resolutions adopted from time to time by the Board of Directors, dealing with the exercise of authority in a time of such Emergency, conducting the affairs of the Corporation. Any temporarily relocated place of business of the Corporation shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

9.3 Alternate Management.

(a) In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs of business of the Corporation by its directors and officers as contemplated by these Bylaws, any available members of the then incumbent Executive Committee of the Board of Directors shall constitute an Interim Executive Committee for the full conduct and management of the affairs and business of the Corporation.

(b) If as a result of a state of disaster as described under Section 9.3(a) above, the chief executive officer is unable or unavailable to act, then until such chief executive officer becomes able and available to act or a new chief executive officer is appointed or elected, the senior surviving officer who is able and available to act shall act as the chief executive officer of the Corporation. If a person in good faith assumes the powers of the chief executive officer pursuant to these provisions in the belief he is the senior surviving officer and the office of the chief executive officer is vacant, the acts of such a person shall be valid and binding although it may subsequently develop that he was not in fact the senior surviving officer or that the office was not in fact vacant.

(c) No officer, director or employee acting in accordance with these Emergency Provisions shall be liable except for willful misconduct.

ARTICLE 10

General Provisions

10.1 Reserves. The Board of Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

10.2 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

10.3 Corporate Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.

10.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

10.5 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

10.6 Representation of Shares of Other Corporations. The President and Chief Executive Officer, the Deputy Chairman, any Vice Chairman, any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of or equity interests in any corporation or corporations (or other entities) standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares and equity interests held by the Corporation in any other corporation or corporations (or other entities) may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.